EXHIBIT 10.9

                                 STATE OF TEXAS

                                COUNTY OF HARRIS

                                LETTER AGREEMENT

     THIS AGREEMENT, made and entered into this 17 th day of November, 2004 by and between P5 PETROLEUM, INC., a Texas corporation whose address is 1652 Abbey, Cedar Park, Texas 78613, hereinafter referred to as "P5", and Affiliated Holdings, Inc. a Texas corporation whose address is 1117 Herkimer Street, Houston, TX 77008, hereinafter referred to as "AFFILIATED". The parties hereto agree that when accepted by AFFILIATED in the manner hereinafter indicated, this agreement shall constitute a contract and agreement relative to certain oil, gas, and mineral lease(s) and/or interests in the Cecilia Prospect, Hardin County, Kentucky.

1.   OPERATOR OF THE WELLS

1.1 Affiliated will be the designated operator of record. P5 will be the designated contract operator for the wells to be drilled on the captioned prospect.

1.2 As the designated contract operator, P5 will use its best efforts and proceed with due diligence to drill and test, or cause to be drilled and tested, the initial well located on the prospect to the contract depth prior to February 1, 2005, and subsequently to use its best efforts and proceed with due diligence to drill and test, or cause to be drilled and tested successively and prudently three (3) additional wells located on the prospect, to the contract depth.
These  wells  will  be  drilled  under  continuous  drilling  operations.

1.3 Upon reaching contract depth on each well subject to this agreement, P5 will attempt open-hole electric log surveys from the bottom of the surface casing to the lowest depth practical.

1.4 If any well subject to this agreement on the prospect is determined to be non-productive, P5 will continue to be the designated contract operator for the plugging and abandoning of the well and for any additional activities and/or completions, unless otherwise agreed in accordance with provisions of this agreement and the Joint Operating Agreement (JOA) attached hereto and made a part hereof.

1.5 Further, if any well subject to this agreement, drilled or caused to be drilled on the prospect by P5 is determined to be productive, P5 will continue to be the designated contract operator for any additional activities, completions, fracture stimulation and/or connection to sales lines unless otherwise agreed in accordance with provisions of this agreement and the Joint Operating Agreement (JOA) attached hereto and made a part hereof.

1.6 The parties hereto agree and hereby express their desire that P5 have in their behalf full and exclusive authority, management, and control of all activities and operations under this agreement, including the location, drilling, completing, and equipping and other operations until such time as all four (4) wells are completed or plugged and abandoned in accordance with this agreement.

1.7 P5 shall give Affiliated twelve (12) hours advance notice of any logging, coring, or testing in order that a representative of Affiliated may be present for such operations, if it so desires. Affiliated acknowledges and agrees that such notice is reasonable and sufficient in allowing it to evaluate and give notice to P5 of its election.

1.8 P5 agrees that in conducting operations hereunder, it shall comply with all State and Federal Laws, Rules, and Regulations, that are applicable to such operations.


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM

1.9 As stated in item 1.2 above, P5 is the designated contract operator. By virtue of being the designated contract operator, P5 is afforded all of the authorities as assigned to the operator according to the Joint Operating Agreement (JOA) and more specifically stated in the COPAS Agreement (Exhibit "B1" under items stated in section III, OVERHEAD, subsection A), including receipt of the monthly drilling and production overhead charges.

2.   ADDITIONAL ACTIVITIES

2.1 After P5 has commenced drilling or has caused the commencement of drilling of any well subject to this agreement and the well has reached contract depth and has run the open hole electric logs, P5 and Affiliated agree that within twenty-four (24) hours of receipt of P5's notice that the contract depth has been reached and the electrical logs surveys run, if Affiliated elects to do any additional testing, additional electrical log surveys, re-working, deepening or plugging back, sidetracking, or any other services (collectively referred to as "additional activities") and that said additional activities shall be paid for by Affiliated and the other working interest owners participating in this prospect.

2.2 Affiliated acknowledges and agrees that such notice is reasonable and sufficient in allowing it to evaluate and give notice to P5 of its election to conduct additional activities or to decide to complete the initial well.

2.3 In the event that Affiliated shall elect to conduct such additional activities, Affiliated shall pay the cost of such additional activities within five (5) days of its receipt of P5's advance billing for such additional activities, in proportion to their interest.

2.4 The costs of additional activities and completion costs other than those reflected above may be billed by P5 in advance in accordance with the Joint Operating Agreement (JOA) and COPAS which are attached hereto and made a part hereof as Exhibit "B" and Exhibit "B-1" respectively.

3. CONTRACT DEPTH The test wells will be drilled to a depth of approximately 1,500 feet below the surface or to a depth sufficient to test the New Albany Shale formation whichever is the lesser, unless heaving shale, high water pressure, chert, a cavernous condition, igneous rock, salt, granite, or other practically impenetrable substance, or any other hole conditions which render further drilling impractical in the sole judgment of the operator, are encountered at a lesser depth.

4.   COSTS FOR INITIAL FOUR (4) WELLS

4.1 P5 will deliver the project to Affiliated for the consideration of $250,000.00. This prospect fee will be paid as to the following schedule:
$100,000.00 three (3) days after the signing of this agreement; $75,000.00 no later than seven (7) calendar days after receiving notice of P5 contracting for drilling operations of the first group of six (6) wells; and the final payment of $75,000.00 no later than seven (7) calendar days after receiving notice of P5 contracting for drilling operations of the first group of ten (10) wells. If $100,000 is not in P5's bank account or escrow account by 5PM CST on November 22, 2004, this agreement is null and void. P5 will drill, complete and test, or cause to be drilled, completed and tested, the initial four (4) wells on a TURNKEY BASIS for the total sum of $480,000.00 Affiliated will pay its TURNKEY CONSIDERATION of $480,000 and the initial $100,000.00 portion of the prospect fee for 100% working interest to P5 as follows: Affiliated will deposit into a mutually agreed upon escrow account $ 100,000.00 three (3) days after the signing of this agreement, $ 190,000.00 upon contracting the drilling operation for drilling of the four (4) initial well and $290,000.00 no later than twenty-one (21) calendar days after the signing of this agreement or on December 9, 2004. P5 shall provide all necessary pipelines and surface production facilities to provide a temporary transmission line to the Cecilia Storage Facility. Affiliated shall have the right, but not the obligation, to provide a TURNKEY CONSIDRATION of $300,000.00 to P5 for the installation of all permanent pipelines and surface production facilities necessary to produce the subject wells. Should Affiliated elect TO PROVIDE the subject funds no later than seven
(7) calendar days of P5 delivering notice to Affiliated of the completion and testing of the fourth (4th) well or ten (10) calendar days after the payment for the first group of six (6) wells. Affiliated will


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM
deposit into a mutually agreed upon escrow account its TURNKEY CONSIDERATION of $300,000.00 as to the following schedule: $150,000 no later that seven (7) calendar days after notification to Affiliated by P5 that Phase I (the drilling, completion and testing of the initial four (4) wells) has been completed or ten
(10) calendar days after the payment for the first group of six wells has been made and $150,000 within fourteen (14) days of the first payment of $ 150,000 so as to provide funds for all permanent production facilities and gas sales pipeline expenses. Should Affiliated elect TO NOT PROVIDE the subject funds its right to participate in future drilling operations shall be terminated. Should Affiliated elect TO NOT PROVIDE these funds, P5 shall have the option, but not the obligation, to offer Affiliated the opportunity to participate in future drilling operations on the subject leases under the terms of this agreement or under other mutually agreed terms.

4.2 This turnkey consideration shall cover the costs and expenses of preparing roads, location, purchasing and setting casing, cement, mud and chemicals, attempting open hole electric logs from the bottom of the surface casing to the lowest depth practical, completing and fracture stimulating the well, surface production equipment, pipelines, right of way, and gas market access costs, and, if non productive, plugging and abandoning the wells located on the prospect.

4.3 P5 hereby indemnifies and holds Affiliated harmless from and against any and all claims or demands arising out of, or resulting from, the drilling and/or initial completions of the four (4) wells at the contract depth.

5.   OPERATING AGREEMENT FOR ALL WELLS

5.1 Simultaneously and contemporaneously with the execution to this letter agreement, P5 and Affiliated have agreed to the terms and conditions of the Joint Operating Agreement (JOA) attached hereto and made a part hereof as Exhibit "B" just as each had signed the operating agreement itself.

5.2 It is understood and agreed that P5, or its nominee, shall be the designated contract operator of the jointly owned properties under the terms and conditions of the Joint Operating Agreement (JOA), which is attached hereto and made a part hereof as Exhibit "B".

5.3 Said Joint Operating Agreement (JOA) shall become effective after P5 has drilled, tested and completed, or caused to be drilled, tested, and completed, the initial well. P5 will continue to drill, test and complete, or cause to be drilled, tested, and completed the remaining three (3) wells covered in this Letter Agreement, and each well upon completion will, likewise, become subject to the Joint Operating Agreement (JOA) which is attached hereto and made a part hereof as Exhibit "B". .

5.4 The parties hereto consent and agree to abide by and be subject to all the terms of the Joint Operating Agreement (JOA) attached hereto and made a part hereof as Exhibit "B".

5.5 However, in the event of any conflict between the terms of this Letter Agreement and said Joint Operating Agreement (JOA), the terms of this Letter Agreement shall prevail.

5.6 This Letter Agreement and the Joint Operating Agreement (JOA) attached hereto and made a part hereof as Exhibit "B" shall be fully binding upon the heirs, successors and assignees of the parties hereto and said agreements represent the full and complete agreement between the parties hereto.

6.   OWNERSHIP OF WORKING INTEREST IN THE INITIAL THIRTY (30) WELLS

6.1 The parties hereto with other working interest owners similarly situated and who have executed similar agreements will collectively own One Hundred percent (100%) of the working interest in any, or all, of the initial thirty wells in which said parties elect to participate as per the conditions herein. Participation in the drilling of the initial four (4) wells shall earn the participants 100% interest in no less than 1200 acres (hereinafter referred to simply as the "Said Lease(s)" or the "Subject Lease(s)"), and any related production equipment on said acreage, and will collectively own and receive all of the income


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM
and benefits attributed to such interest subject to the landowner and/or mineral owners' and any overriding royalty interests affecting the subject leases.

6.2 It is specifically understood that the rights to said lease(s) covered by this agreement are burdened by royalties and overriding royalties totaling in the aggregate fifteen percent (15%) and furthermore, that the interest of the parties hereto shall be made subject to its proportionate part of said royalties and overriding royalties.

6.3 After project payout, as defined herein, P5 will earn from Affiliated a working interest in an amount equal to twenty-five percent (25%) of the interest assigned to Affiliated under the terms of this agreement in said leases as defined herein. Specifically Affiliated shall own an AFTER project payout working interest of seventy-five percent (75%) of its BEFORE project payout working interest.

6.4 If, in aggregate, those wells in which Affiliated elects to participate, as per the terms herein, are commercially productive BUT do not reach project payout, as defined herein, prior to being plugged and abandoned, then P5 WILL NOT earn its twenty-five percent (25%) back-in interest in said leases.

6.5 The percentage allocation of the working interest and the net revenue interest in any, or all, of the first thirty (30) wells in which Affiliated elects to participate as per terms herein shall be:

----------------------------------------------------------------------------------------------
                          BEFORE PAYOUT WORKING INTEREST   BEFORE PAYOUT NET REVENUE INTEREST
                                        (%)                                (%)
----------------------------------------------------------------------------------------------
Affiliated                                            100                                   85
----------------------------------------------------------------------------------------------
Landowners + ORRI Owners                                0                                   15
----------------------------------------------------------------------------------------------
Total                                                 100                                  100
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                          AFTER PAYOUT WORKING INTEREST    AFTER PAYOUT NET REVENUE INTEREST
                                        (%)                                (%)
----------------------------------------------------------------------------------------------
Affiliated                                             75                                63.75
----------------------------------------------------------------------------------------------
P5                                                     25                                21.25
----------------------------------------------------------------------------------------------
Landowners + ORRI Owners                                0                                   15
----------------------------------------------------------------------------------------------
Total                                                 100                                  100
----------------------------------------------------------------------------------------------

7. PROJECT PAYOUT DEFINED Payout shall be defined as that point in time at which the gross revenues (Gross revenues are defined as revenue from the sale of oil and gas production less royalties, overriding royalties, lease operating expenses, (as defined in the JOA) and production taxes.) from oil and gas produced from any, and all of the first thirty wells drilled on the subject acreage in which Affiliated has elected to participate as per the terms herein equals the total monies tended to P5 by Affiliated. These moneys shall included all "Turnkey" amounts expended in the drilling, completing and connecting to sales line of those wells in which Affiliated elects to participate. These moneys shall also include activities costs, field facility costs and all prospect fees paid by Affiliated to P5 prior to Affiliated election to terminate participation in the drilling program. More specifically, as Affiliated expends additional monies for the drilling, completing and connecting to sales line of any wells up to and including Well 30 the project payout amount shall be the cumulative amount of these monies.

8.   OWNERSHIP OF WORKING INTEREST IN THE SUBSEQUENT WELLS

8.1 Subsequent to the drilling of the initial four (4) wells, P5 will drill and complete six (6) wells. Subsequent to the drilling and completion of these six
(6) wells, P5 will drill twenty (20) wells in two (2) groups of ten (10) wells each. This aggregate of thirty (30) wells will be drilled on said leases as defined herein.

8.2 At a time of Affiliated's choosing, but no later than seven (7) calendar days after receiving notice from P5 of the contracting of drilling operations for the subject six (6) well group or on February 1, 2005, Affiliated will tender to P5 a TURNKEY CONSIDERATION of $720,000.00 in return for which P5 will drill and complete a group of six (6) wells at mutually agreeable locations on the Subject Leases, the


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM

Additional Leasehold, and Subsequently Purchased Leases or some combination of same. Affiliated will also pay to P5 a sum of $75,000.00 as the second payment of the prospect fee. Affiliated will pay its TURNKEY CONSIDERATION of $795,000.00 for 100% working interest to P5 as follows: Affiliated will deposit into a mutually agreed upon escrow account $397,500.00 within seven (7) calendar days of P5 delivering notice of the contracting of drilling operations for the subject six (6) wells or on February 1, 2005. A second payment of $397,500.00 will be deposited by Affiliated into a mutually agreed upon escrow account twenty-one (21) calendar days after the initial payment for this second group of six (6) wells. Should Affiliated elect TO NOT PROVIDE the subject funds for the drilling and completing of this group of six (6) wells its right to participate in future drilling operations shall be terminated. After the completion and testing of this group of six (6) wells, P5 will initiate efforts to drill the next group of ten (10) wells. For the drilling of this first ten (10) well group Affiliated will tender to P5 a TURNKEY CONSIDERATION of $1,200,000.00 in return for which P5 will drill and complete this first group of ten (10) wells at mutually agreeable locations on the Subject Lease, the Additional Leasehold and Subsequently Purchased Leases or some combination of same. At this time Affiliated will also tender the final $75,000.00 of the prospect fee. Affiliated will pay its TURNKEY CONSIDERATION of $ 1,275,000.00 for 100% working interest to P5 as follows: Affiliated will deposit into a mutually agreed upon escrow account $637,500.00 within seven (7) calendar days of P5 giving notice of the contracting of drilling operations of this first group of ten (10) wells. A second payment of $ 637,500 shall be deposited by Affiliated into a mutually agreed upon escrow account no later than twenty-one (21) calendar days after the initial payment for this first group of ten (10) wells. Should Affiliated elect TO NOT PROVIDE the subject funds for the drilling and completing of this first group of ten (10) wells its right to participate in future drilling operations shall be terminated. After completion and testing of this first group of ten
(10) wells P5 will initiate efforts to drill the second group of ten (10) wells. For the drilling of this second group of ten(10) wells, Affiliated will tender to P5 a TURNKEY CONSIDERATION of $1,200,000.00 in return for which P5 will drill and complete this second group of ten (10) wells at mutually agreeable locations on the Subject Lease, the Additional Leasehold and Subsequently Purchased Leases or some combination of same. Affiliated will pay its TURNKEY CONSIDERATION of $1,200,000.00 for 100% working interest to P5 as follows: Affiliated will deposit into a mutually agreed upon escrow account $600,000.00 within seven (7) calendar days of P5 giving notice of the contracting of drilling operations of this second group of ten (10) wells. A second payment of $600,000.00 shall deposited by Affiliated into a mutually agreed escrow account no later than twenty-one (21)) calendar days after the initial payment for this second group of ten (10) wells. Should Affiliated elect TO NOT PROVIDE the subject funds for the drilling and completing of this second group of ten (10) wells its right to participate in future drilling operations shall be terminated.

8.3 Should Affiliated elect to participate in the drilling of all thirty (30) wells as described herein, P5 will immediately assign a 75% interest in the balance of the +/- 7,000 acre leasehold not assigned pursuant to Section 9 of this agreement as shown in Exhibit "A". P5 shall retain the remaining 25% interest in the subject leasehold. All future drilling and completion activity of the subject leasehold will be conducted as specified in the Joint Operating Agreement (Exhibit "B"). In such operations, as per the Joint Operating Agreement, Affiliated will obligated for a 75% working interest position with P5 obligated for a 25% working interest position. All operations will be conducted on an "at cost" basis as defined in the Joint Operating Agreement.

8.4 It is specifically understood that the rights to said lease(s) covered by this agreement are burdened by royalties and overriding royalties that vary and furthermore, that the interest of the parties hereto shall be made subject to its proportionate part of said royalties and overriding royalties, however the total of said royalties and overriding royalties shall be fifteen percent (15%).


9. INTEREST CONVEYED Upon payment of $290,000.00 to P5, subject to the various terms hereof, including but not limited to a 25% working interest re-assignment to P5 after project payout as defined herein, P5 shall assign 100% working interest in no less than 1200 acres of the subject leasehold as shown in Exhibit "A-1". More specifically, Affiliated shall be immediately assigned 100% working interest in no less then 1200 acres upon P5's receipt of $290,000.00. At that point in time when project payout, as defined herein, is reached Affiliated shall immediately assign to P5 a 25% working interest in these same 1200 acres. Should Affiliated participate in the drilling and completion of the first thirty (30) wells on the subject leases P5 shall immediately assign a 75% working interest to Affiliated in


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM
the balance of the leasehold as shown on Exhibit "A-1". P5 shall retain a 25% working interest in the balance of the leasehold. All assignments to Affilated are on the basis of an 85% net revenue interest.

10. SUBSEQUENTLY PURCHASED LEASES P5 agrees to use it's best efforts to acquire, or cause to be acquired, sixteen thousand (16,000) additional acres (hereinafter referred to simply as "Subsequently Purchased Leases") within the AREA OF MUTUAL INTEREST, as shown on Exhibit "A", Said lease acquisition to be made from funds provided by Affiliated and P5 and placed into an escrow account subject to a mutually acceptable escrow agreement.

10.1 P5 shall open an escrow account subject to a mutually acceptable escrow agreement, whereupon P5 shall issue a notice of an assessment of $30/acre to Affiliated, the proceeds of which shall be placed into the escrow account to abstract, purchase, and maintain the Subsequently Purchased Leases. This assessment shall represent an estimate of 75% of the total anticipated cost incurred in the additional acreage acquisition. P5 shall also place into escrow an assessment of $10/acre. This assessment shall represent an estimate of 25% of the total anticipated cost incurred in the additional acreage acquisition.
Should actual acreage cost be less than the total assessment each parties proportional share shall be immediately returned to each party. Total acreage acquisition costs shall represent only those monies paid to lessors and third parties providing services in the acquisition of said leases. P5 shall not receive any of the monies expended in the effort to acquire additional leases within the area of mutual interest. More specifically, P5 will deliver said leases at a net revenue interest equal to the base royalty of any individual leasehold unless otherwise burdened by overriding royalties beyond P5's control. Neither P5, nor its principal owners, shall be assigned an overriding royalty interest in the subject leases.

10.2 Affiliated shall deposit a sufficient amount into said escrow account within sixty (60) days of receipt of the notice of assessment. The total assessment shall be for mutually agreed leases subject to Affiliated acquiring a seventy-five percent (75%) working interest and P5 acquiring a twenty-five (25%) working interest.

10.3 At such time as any of the Subsequently Purchased Leases are included in acreage assigned to the Working Interest owners the Net Revenue Interest in said Subsequently Purchased Leases delivered to the one hundred percent (100%) working interest shall be burdened by royalties and overriding royalties that may vary and furthermore, the interest of the parties hereto shall be made subject to its proportionate part of said royalties and overriding royalties.

11. WARRANTY OF TITLE. P5's assignment to Affiliated will be without recourse or warranty of title, either expressed or implied.

12. INSURANCE COVERAGE P5 will maintain, or cause to be maintained, for the benefit of all parties hereof, insurance coverage.

13.  NOTICE  PROVISIONS

13.1 Any notice to be given between P5, Affiliated and the other working interest owners shall be conclusively taken as sufficient when given by telephone (leaving messages on an answering machine is insufficient for this purpose) and confirmed either by facsimile or overnight courier delivery prepaid, and addressed to the proper party.

13.2 The parties hereto agree that such notice may be made to the following names, addresses and telephone numbers:

-----------------------  --------------  ----------------------  ---------------
P5 Petroleum, Inc.                       AFFILIATED
-----------------------  --------------  ----------------------  ---------------
1652 Abbey Lane                          1117 Herkimer Street
-----------------------  --------------  ----------------------  ---------------
Cedar Park, TX 78613                     Houston, TX  77008
-----------------------  --------------  ----------------------  ---------------
Tel. No. 1-512-528-1191                  Tel. No. 713-802-2944
-----------------------  --------------  ----------------------  ---------------
Fax No.                                  Fax No.  713-868-0085
-----------------------  --------------  ----------------------  ---------------


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM

14. ENTIRE UNDERSTANDING This Agreement contains the entire understanding between Buyer and Seller and supersedes all previous agreements regarding the participation in this prospect, whether oral or in writing. This Agreement cannot be modified or terminated except in accordance with its terms or by a writing signed by the parties.

14. CHOICE OF LAW The terms and provisions of this Agreement shall be construed in accordance with the laws of Texas.

15. SEVERABILITY If any of the terms or conditions of this agreement is found to be illegal or unconscionable by a court of competent jurisdiction, the remaining terms and conditions of this Agreement shall stay in full force and effect.

16. TERM OF THIS AGREEMENT This agreement shall be binding upon the parties hereof, their heirs, successors and/or assigns, and shall remain in full force and effect for as long as activities and operations are being conducted on any well completed for production hereunder, unless this agreement is otherwise terminated by written agreement of the parties hereto.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers effective the day, month, and year first written above.

Witnesses:


By:                                   BY:
   ---------------------------           ---------------------------------
                                         Geir Rorstad, VP Business Development
                                         P5 Petroleum, Inc.


By:                                   BY:
   ---------------------------           ---------------------------------

                                         Kevan Casey, President
                                         Affiliated Holdings, Inc.


          1652 ABBEY LN. CEDAR PARK, TX 78613, TELEPHONE: 512-528-1191,
                           E-MAIL: P5@P5PETROLEUM.COM